UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 5, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 5, 2007, Macrovision Corporation signed a definitive Agreement and Plan of Merger (the “Agreement”) to acquire All Media Guide Holdings, Inc. (“AMG”) in a cash transaction (the “Transaction”). AMG is a privately-held company based in Ann Arbor, Michigan that owns one of the world’s largest online libraries of metadata about music, movies and video games. The acquisition is subject to customary conditions to closing, including review under the Hart-Scott-Rodino Antitrust Improvements Act and AMG stockholder approval, and is expected to close by the end of 2007. The foregoing description of the Agreement and the Transaction is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated November 5, 2007 by and among Macrovision Corporation, Aspen Acquisition Corp., All Media Guide Holdings, Inc., Digital On-Demand, Inc. (a Delaware corporation), and Digital On-Demand, Inc. (a California corporation) as Representative

99.1	Press release dated November 6, 2007, announcing the signing of the definitive agreement to acquire All Media Guide Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date:	November 9, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel